Exhibit 10.8.3.2.1

FORM OF FIRST AMENDMENT TO AWARD GRANT AGREEMENT

(Leveraged Share Purchase Program)

This First Amendment to Award Grant Agreement (this “Amendment”) is made this 5th day of October, 2009 between LVB Acquisition, Inc. (the “Company”) and NAME (the “Participant”). All capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement (as defined below).

WHEREAS the Company and the Participant entered into that certain Award Grant Agreement dated as of June 16, 2008 (the “Agreement”); and

WHEREAS the Company and the Participant desire to amend the Agreement as set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and in the Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Participant hereby agree as follows:

(1)	Effective as of the date hereof, (a) the Hurdle Award Interest Rate applicable to the Participant’s Hurdle Award is hereby reduced to zero percent (0.00%) and (b) the interest that has accrued as of the date hereof on the portion of the Participant’s Associated Loan that was applied to purchase the Participant’s Hurdle Shares is hereby forgiven and shall be deemed for all purposes under the Agreement and the Addendum to be zero dollars ($0.00).

(2)	Subsections (b) and (c) of Section 6 of the Agreement are hereby deleted and replaced with the following:

b. With respect to the portion of the Award that is a Hurdle Award, (i) twenty percent (20%) of such Hurdle Award shall Vest, and interest on the Associated Loan shall accrue at the Hurdle Award Interest Rate, on [            ] in each of calendar years 2008 and 2009, and (ii) fifteen percent (15%) shall vest on [            ] in each of calendar years 2010, 2011, 2012 and 2013; and

c. With respect to the portion of the Award that is a Performance Based Award, (i) twenty percent (20%) of such Performance Based Award shall vest on [            ] in each of calendar years 2008 and 2009, and (ii) fifteen percent (15%) shall vest on [            ] in each of calendar years 2010, 2011, 2012 and 2013 if, as of the end of the Company’s most recent fiscal year ending prior to such Vesting Date, the Company has achieved the EBITDA target set forth below for such fiscal year:

Fiscal Year	2008	2009	2010	2011	2012	2013
EBITDA Target (in millions)

subject in each case to the Participant’s continued Employment through each such Vesting Date.

If any Leveraged Share purchased pursuant to a Performance Based Award does not Vest on the Vesting Date on which it initially becomes eligible to Vest in accordance with the preceding sentence because Biomet, Inc. does not meet the EBITDA target set forth above for the relevant fiscal year (any such year, the “Below-Target Year”), then such Leveraged Share (a “Catch-Up Share”) shall remain eligible to vest as follows:

(A)	If Biomet, Inc. exceeds the EBITDA target set forth above for the fiscal year immediately following such Below-Target Year (the “Catch-Up Year”) by an amount large enough so that (I) the sum of Biomet, Inc.’s actual EBITDA in the Below-Target Year and its actual EBITDA in the Catch-Up Year exceeds (II) the sum of the EBITDA target set forth above for the Below-Target Year and the EBITDA target set forth above for the Catch-Up Year, then such Catch-Up Share will vest as of the Vesting Date that occurs on or next following the last day of the Catch-Up Year.

(B)	If either:

(I)	After the end of the Below-Target Year, a Liquidity Event occurs in which the Majority Stockholder realizes an MoM that is at least 2.0; or

(II)	(a) An Initial Public Offering has occurred, (b) the Majority Stockholder has sold, directly or indirectly, in one or more Liquidity Event(s), 80% or more of the Initial Majority Stockholder Shares (determined based on the number of the Initial Majority Stockholder Shares as of the Closing date) and (c) the Majority Stockholder has realized, directly or indirectly, in such Liquidity Event(s) an MoM that is at least 2.0 (provided that MoM for this purpose shall be determined by multiplying clause (ii) of Section 2(dd) of the Plan by a fraction, the numerator of which is the number of Initial Majority Stockholder Shares disposed of in all such Liquidity Events and the denominator of which is the number of the Initial Majority Stockholder Shares as of the Closing date);

then any Catch-Up Share that remains unvested as of the occurrence of the Liquidity Event (or, in the case of clause II above, the later of the occurrence of the Liquidity Event or the fifth anniversary of the Closing) shall immediately vest upon the occurrence of the Liquidity Event (or, in the case of clause II above, the later of the occurrence of the Liquidity Event or the fifth anniversary of the Closing), provided the Participant remains Employed through such Vesting Date.

(3)	In Section 12(f)(i) of the Agreement, the phrase “if he or she resigns from or otherwise terminates his or her Employment with the Company without Good Reason or his or her Employment is terminated for Cause” is hereby deleted and replaced with the following: “if his or her Employment with the Company is terminated for any reason”.

(4)	In Section 12(j) of the Agreement, the word “state” is hereby deleted and replaced with the word “jurisdiction”, the word “county” is hereby deleted and replaced with the word “regional”, and the word “federal” is hereby deleted and replaced with the word “national”.

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed by its duly authorized officer and Participant has hereunto signed this Amendment on his own behalf, thereby representing that he or she has carefully read and understands, and agrees to be bound by, the Agreement, this Amendment, the Plan (including the Addendum) and the Management Stockholders’ Agreement as of the day and year first written above.

LVB Acquisition, Inc.	Participant

By:	Name:
Title:	Date:

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